Exhibit 99.1

Crude Oil Hedge Book Natural Gas Liquids Hedge Book Natural Gas Hedge Book 2H-21 FY-22 2H-21 FY-22 2H-21 FY-22 Brent Swaps (MBbl) 3,781 4,125 Ethane Swaps (MBbl) 460 1,533 Henry Hub Swaps (MMcf) 21,436 3,650 WTD Price ($/Bbl) $51.29 $48.34 WTD Price ($/Bbl) $12.01 $11.42 WTD Price ($/Mcf) $2.59 $2.73 Brent Collars (MBbl) 662 1,551 Propane Swaps (MBbl) 1,222 1,168 Henry Hub Collars (MMcf) - 18,250 WTD Floor Price (Bbl) $55.00 $56.65 WTD Price ($/Bbl) $22.90 $35.91 WTD Floor Price ($/Mcf) - $3.00 WTD Ceiling Price (Bbl) $66.53 $65.44 WTD Ceiling Price ($/Mcf) - $3.31 Butane Swaps (MBbl) 407 - WTI Swaps (MBbl) 306 - WTD Price ($/Bbl) $25.87 - Total Henry Hub Swaps/Collars (MMcf) 21,436 21,900 WTD Price ($/Bbl) $68.77 - WTD Floor Price ($/Mcf) $2.59 $2.96 Isobutane Swaps (MBbl) 111 - WTI Collars (MBbl) - 1,205 WTD Price ($/Bbl) $26.55 - Waha Basis Swaps (MMcf) 28,557 18,068 WTD Floor Price (Bbl) - $55.00 WTD Price ($/Mcf) ($0.47) ($0.41) WTD Ceiling Price (Bbl) - $74.35 Pentane Swaps (MBbl) 444 - WTD Price ($/Bbl) $38.16 - Total Brent Swaps/Collars (MBbl) 4,750 6,880 WTD Floor Price ($/Bbl) $52.93 $51.38 Active Hedge Program to Protect Free Cash Flow 1 2H’21: July – December 2021, hedges executed through 7 - 9 - 21 1 Hedge percentage calculated off revised mid - point guidance

Oily, High-Margin Inventory Built Through Acquisition Strategy

	W. Glasscock County	Howard County	Total
Net acres	~4,350	~33,150	~37,500
Target formations	LS/WC-A/WC-B	LS/WC-A	*
Locations (gross)[1]	~40	~225	~265



Gross Oil Production per Well:
Howard and W. Glasscock Packages
Cumulative Gross Oil[2] Production per Well (MBO)
160
140
120
100
80
60
40
20
-
0
90
180
270
360
Production Days
Vince Everett acquired from Sabalo as of 7/1/2021
Cook (W. Glasscock)
Trentino/Whitmire (Howard)
Gilbert/Passow (Howard)
Vince Everett (Howard)



HOWARD
GLASSCOCK
REAGAN
Laredo Leasehold
Drill Package Location

[1]Gross operated locations as of January 2021 (adjusted for 2020 completions), pro forma for acquisition closed 7/1/2021;
[2]Production data normalized to 10,000' lateral length, downtime days excluded
Map and acreage as of 7-8-21

LAREDO PETROLEUM

2